UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Innovative Food Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On May 5, 2025, Innovative Food Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A (as amended or supplemented to date, the “Proxy Statement”) relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 28, 2025, at 10:00 a.m. Eastern Time.

This supplement to the Proxy Statement (this “Supplement”) is being filed to correct the following inadvertent errors contained in the Proxy Statement:

●	To revise the “Summary Compensation Table” under the subsection “Executive Compensation” of the section “Governance of the Company” on page 21 of the Proxy Statement; and

●	To revise the subsection “Pay versus Performance” under the section “Governance of the Company” on page 25 of the Proxy Statement.

Except as specifically updated and revised by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement.

GOVERNANCE OF THE COMPANY

Executive Compensation

The following table sets forth information concerning the compensation for services rendered to us for the two years ended December 31, 2024, of our Chief Executive Officer and our other named executive officers, determined in accordance with SEC rules applicable to smaller reporting companies, our principal financial officer and our highest compensated officer whose annual compensation exceeded $100,000 in the fiscal year ended December 31, 2024, if any. We refer to the Chief Executive Officer and these other officers as the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal		Salary	Bonus	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
Robert W Bennett, CEO	2024	463,240	215,443	-	-	-	-	54,163	(a)	732,846
	2023	344,712	410,128	660,541	-	-	-	199,791		1,615,172

Brady L Smallwood, COO	2024	308,827	76,602	-	-	-	-	53,616	(b)	439,045
	2023	184,615	117,369	199,951	9,794	-	-	25,461		537,190

Gary Schubert, CFO	2024	278,935	91,886	238,747	-	-	-	37,457	(c)	647,025
	2023	-	-	-	-	-	-	36,000		36,000

(a)	Amount consists of $40,363 recognized as a period cost for Mr. Bennett’s health insurance premiums and $13,800 401k matching.

(b)	Amount consists of $39,816 recognized as a period cost for Mr. Smallwood’s health insurance premiums and $13,800 401k matching.

(c)	Amount consists of $30,134 recognized as a period cost for Mr. Schubert’s health insurance premiums and $7,323 401k matching.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation of our Named Executive Officers (“NEOs”) including our Principal Executive Officer (“PEO”) and certain financial performance measures of the Company.

The table below presents information on the compensation of our PEO and our other NEOs in comparison to certain performance metrics for 2024 and 2023. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the table.

Pay Versus Performance Table for 2024

	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table	Compensation Actually	Average Summary Compensation Table Total for	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment Based On	Net
	Robert W. (Bill) Bennett	Robert W. (Bill) Bennett	Total for PEO Sam Klepfish	Paid to PEO Sam Klepfish	Non-PEO NEOs	Non-PEO NEOs	Total Shareholder	Income (loss)
Year	(1)(2)	(1)(3)	(1)(2)	(1)(3)	(1)(2)	(1)(3)	Return	(millions)
2024	$732,846	$2,632,635	$-	$-	$543,035	$2,363,478	$548	$2.6
2023	$1,615,172	$3,213,953	$1,988,891	$1,988,891	$337,686	$466,805	$227	$(4.4)
2022	$-	$-	$1,078,616	$1,078,616	$296,267	$291,067	$65	$(1.4)

(1)

In 2024, our PEO was Robert W. (Bill) Bennett; our non-PEO NEOs were Brady Smallwood and Gary Schubert.

In 2023, we had two CEOs: Robert W. (Bill) Bennett and Sam Klepfish; the non-PEO NEOs were Justin Wiernasz, Richard Tang, Brady Smallwood, and Gary Schubert.

In 2022, our CEO was Sam Klepfish and the non-PEO NEOs were Justin Wiernasz, Richard Tang, and Norma Vila.

(2)	Amounts represent the “Total” column as set forth in the Summary Compensation Table on page 21 of this Proxy Statement.
(3)	Amounts represent the “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K.

The table below reconciles the amount of compensation reported for our PEO Robert W. (Bill) Bennett to the amount of compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (4)	Equity Award Adjustments (5)	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO

2024	$732,846	$-	$1,899,789	$-	$-	$2,632,635
2023	$1,615,172	$(660,541)	$2,259,322	$-	$-	$3,213,953
2022	$-	$-	$-	$-	$-	$-

The table below reconciles the amount of compensation reported for our PEO Sam Klepfish to the amount of compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO Sam Klepfish	Reported Value of Equity Awards (4)	Equity Award Adjustments (5)	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO Sam Klepfish

2024	$-	$-	$-	$-	$-	$-
2023	$1,988,891	$(40,681)	$40,681	$-	$-	$1,988,891
2022	$1,078,616	$(466,186)	$466,186	$-	$-	$1,078,616

(4)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(5)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments for our PEO Robert W. (Bill) Bennett are as follows:

Year	Year End Fair Value of Equity Awards Granted During Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards That Were Granted in a Prior Fiscal Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2024	$-	$510,158	$-	$1,389,631	$-	$-	$1,899,789
2023	$1,631,824	$-	$627,498	$-	$-	$-	$2,259,322
2022	$-	$-	$-	$-	$-	$-	$-

The amounts deducted or added in calculating the equity award adjustments for our PEO Sam Klepfish are as follows:

Year	Year End Fair Value of Equity Awards Granted During Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards That Were Granted in a Prior Fiscal Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Awards Adjustments

2024	$-	$-	$-	$-	$-	$-	$-
2023	$-	$-	$40,681	$-	$-	$-	$40,681
2022	$-	$-	$466,186	$-	$-	$-	$466,186

The table below reconciles the average amount of compensation reported for our non-PEO NEOs to the average amount of compensation actually paid:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs

2024	$543,035	$(119,374)	$1,939,817	$-	$-	$2,363,478
2023	$337,686	$(52,437)	$181,556	$-	$-	$466,805
2022	$296,267	$(2,345)	$(2,855)	$-	$-	$291,067

The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted During Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End	Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards That Were Granted In a Prior Fiscal Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year Over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments

2024	$800,817	$767,086	$91,760	$280,154	$-	$-	$1,939,817
2023	$181,556	$-	$-	$-	$-	$-	$181,556
2022	$-	$-	$-	$(2,855)	$-	$-	$(2,855)

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section captioned “Executive Compensation” beginning on page 20 of this Proxy Statement, during the periods presented in the tables above the Company’s executive compensation program included cash compensation and equity-based incentive awards in the form of stock options, stock grants, and stock appreciation rights. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the “Pay Versus Performance Table for 2024”. The Company seeks to incentivize both short-term and long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance Table for 2024”.

Compensation Actually Paid and Cumulative Total Shareholder Return (“TSR”)

As demonstrated by the following graph, the amount of total compensation actually paid to our CEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding our CEOs) is generally aligned with the Company’s cumulative TSR over the three years presented in the “Pay Versus Performance Table for 2024”. For additional information, see the section captioned “Executive Compensation” beginning on page 20 of this Proxy Statement.

a.	The 2023 PEO bar includes the combined compensation of the Company’s two CEOs who served during the year.

Compensation Actually Paid and Net Income

As demonstrated by the following graph, the amount of total compensation actually paid to our CEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding our CEOs) is generally not aligned with the Company’s net income over the three years presented in the “Pay Versus Performance Table for 2024”. The Company uses net income as a specific performance measure in the overall executive compensation program along with gross margin levels, which the Company considers a leading indicator of profitability over the long term. For additional information regarding the performance measures used to determine cash- and equity-based incentive compensation for the Company’s NEOs, see the section captioned “Executive Compensation” beginning on page 20 of this Proxy Statement.

a.	The 2023 PEO bar includes the combined compensation of the Company’s two CEOs who served during the year.